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                                 EXHIBIT 13(b)

          Form of Subscription Agreement for the International Series


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                    CANADA LIFE OF AMERICA SERIES FUND, INC.

                             SUBSCRIPTION AGREEMENT

       1. Share Subscription Canada Life Insurance Company of America ("CLICA"), on its own behalf and on behalf of Canada Life of America Variable Annuity Account 1 ("Account 1"), a separate account of CLICA, hereby agrees to purchase from Canada Life of America Series Fund, Inc. (the "Fund"), a series-type mutual fund with six series, the following shares (the "Shares") (par value one cent) at a per-share purchase price indicated below, on the terms and conditions set forth herein and in the Prospectus described below:


                           AMOUNT         PRICE/             SHARES
SERIES                  PURCHASED         SHARE           PURCHASED
------                  ---------         -----           ---------

International          $2 million         $10.00            200,000
Equity Series

CLICA hereby tenders $2 million for purchase of such Shares of the International Equity Series (the "Series) an shown above.

              CLICA understands that the Fund has filed Post-Effective Amendment No.7 to its Registration Statement on Form N-1A (No. 33-28888), which contains the Prospectus describing the Series and the Shares, and that the Post-Effective Amendment to the Registration Statement will be effective on or about May 1, 1995. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Prospectus.

       2. Representations and Warranties CLICA hereby represents and warrants as follows:

              (a) It is aware that no federal or state agency has made any findings or determinations as to the fairness for investment, nor any recommendations or endorsements, of the Shares;

              (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

              (c) It recognizes that the Series has only recently been organized and has no financial or operating history and, further, that investment in the Series involves certain risks, and it has taken full cognizance of and understands all of the risks related to the purchase of the Shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;


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              (d)    It is purchasing the Shares on behalf of Account 1 for its own account, for investment, in order to provide seed money for the Series and not with any intention of distribution or resale of the Shares, either in whole or in part;

              (e) It will not sell the Shares purchased by it without registration of the Shares under the Securities Act of 1933 or exemption therefrom;

              (f) It has been furnished with, and has carefully read, this Agreement and the Prospectus and such material documents relating to the Series and the Fund an it has requested and as have been provided to it by the Series and the Fund; and

              (g) It has also had the opportunity to ask questions of, and receive answers from, the Series and the Fund concerning the Series and the Fund and the terms of the offering.

       IN WITNESS WHEREOF, the undersigned have executed this instrument on April 24, 1995.

                                        CANADA LIFE INSURANCE COMPANY
                                         OF AMERICA

                                        By: /s/
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                                            /s/
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                                        CANADA LIFE OF AMERICA SERIES
                                         FUND, INC.

                                        By: /s/
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                                            /s/
                                            ------------------------------------